UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2026

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (the “Q2 2026 Form 10-Q”), in connection with the acquisition of Bridg, Inc. (“Bridg”) by Cardlytics, Inc. (the “Company”) in 2021, the Company assumed certain indemnification obligations to former officers and directors of Bridg pursuant to existing indemnification agreements.

On July 9, 2026, Amit Jain, the founder and former Chief Executive Officer and director of Bridg, filed a verified complaint against the Company in the Court of Chancery of the State of Delaware (Case No. 2026-0896-TJF) seeking advancement and indemnification for fees and expenses incurred in connection with (i) the action captioned DailyGobble, Inc. v. Amit Jain, et al., No. 22STCV15317, in the Superior Court of the State of California (the “DailyGobble Action”), which was resolved through a settlement under which Mr. Jain’s allocated portion was approximately $5.3 million, and (ii) related insurance coverage actions involving Scottsdale Insurance Company.

On September 4, 2026, the Company and Mr. Jain entered into a settlement and release agreement (the “Settlement Agreement”), pursuant to which the parties agreed to settle Mr. Jain’s claim for an aggregate amount of $6.4 million, consisting of Mr. Jain’s allocated portion of the DailyGobble Action settlement and associated costs, plus $1.1 million in satisfaction of legal fees incurred related to the DailyGobble Action. This aggregate settlement amount is consistent with the $6.5 million accrual (comprised of a $5.3 million accrual for the settlement and a $1.2 million accrual for attorney's fees) recorded by the Company as of June 30, 2026, as disclosed in the Q2 2026 Form 10-Q. To recoup some of these costs, the Company is seeking insurance reimbursement that it believes should apply to this matter.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

Exhibit	Exhibit Description
10.1*	Settlement Agreement, dated as of September 4, 2026, by and between Cardlytics, Inc. and Amit Jain.*
104	The cover page from Cardlytics, Inc.’s Form 8-K filed on September 11, 2026, formatted in Inline XBRL

* Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to the Settlement Agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	September 11, 2026	By:	/s/ David Evans
David Evans
Chief Financial Officer (Principal Financial and Accounting Officer)